Exhibit 99.1

News Release	Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2400
Atlanta, GA 30309

Tel: 404 853 1400
Fax: 404 853 1430

AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

Acuity Brands Reports Record Second Quarter Results

ATLANTA – April 3, 2008 – Acuity Brands, Inc. (NYSE: AYI) today announced record results for the second quarter of fiscal 2008, including a 64 percent increase in diluted earnings per share (EPS) from continuing operations of $0.82 compared with $0.50 for the prior year period. Income from continuing operations for the second quarter of fiscal 2008 rose 55 percent to $34.1 million compared with $22.0 million for the prior year second quarter. The Company generated record second quarter net sales of $482.6 million, an 8.6 percent increase over $444.3 million reported in the year-ago period. The results for both periods exclude the specialty chemicals business, which was spun off to the shareholders of Acuity Brands on October 31, 2007 as Zep Inc. The historical results of the specialty chemicals business are now reported in discontinued operations of the Company.

Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands said, “We are very pleased to report record quarter-over-quarter results from continuing operations for the 12th quarter in a row. Our strong second quarter performance reflects the benefits from programs implemented to create greater value for our customers, to invest in our associates to be more customer-focused and productive, and to more effectively deploy our assets to generate greater returns for our stakeholders.”

The year-over-year increase in net sales reflects an enhanced mix of products sold, more favorable pricing, and unit volume growth. Additionally, net sales from the prior year’s acquisition of Mark Architectural Lighting and favorable foreign currency translation of international sales each contributed approximately one percentage point to the year-over-year growth in net sales.

Operating profit for the second quarter of fiscal 2008 was $60.7 million, or 12.6 percent of net sales, as compared to prior year’s $39.7 million, or 8.9 percent of net sales. The

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year-over-year 370 basis point improvement in operating profit margin was due to several factors including: a better mix of products sold driven by new products; more favorable pricing; incremental profit contribution on unit volume growth; and improved productivity.

The Company also achieved record results for the first half of fiscal year 2008 including diluted earnings per share from continuing operations, income from continuing operations, and net sales. Diluted earnings per share from continuing operations for the six months ended February 29, 2008 was $1.54, an increase of 31 percent compared to $1.18 per share for the prior year period. Income from continuing operations for the first half of fiscal 2008 rose to $65.1 million, an increase of 26 percent versus the year-ago period while net sales climbed 7.5 percent to $991.4 million. Results for the first half of fiscal 2008 include a special charge of $14.6 million, or $0.21 per diluted share, recorded in the first quarter. The special charge relates to actions to streamline and simplify the Company’s organizational structure and operations as a result of the spin-off of Zep Inc. The Company expects to realize annual cost savings of approximately $14 million as a result of its reorganization efforts. The full benefits are expected to be realized beginning in the first quarter of fiscal 2009.

Acuity Brands completed the spin-off of Zep Inc. on October 31, 2007. Therefore, the Company reflects the results of Zep Inc. as a discontinued operation reported as a one-line item on the income statement. For the first half of fiscal 2008, the Company reported income from discontinued operations of $0.1 million, or effectively no impact on diluted earnings per share, compared to the prior year’s first half income of $6.4 million, or $0.15 per diluted share. Income from discontinued operations for the first half of fiscal 2008 includes non-tax-deductible spin-off costs of $5.5 million, or $0.13 per diluted share, primarily for legal and professional fees.

Including the results of discontinued operations, the Company reported first half fiscal 2008 diluted earnings per share of $1.55, or $65.2 million of net income, compared to $1.32 diluted earnings per share in the first half of fiscal 2007, or $57.9 million of net income.

Cash and cash equivalents at the end of the second quarter totaled $185.1 million, a decrease of $28.6 million from the $213.7 million at the beginning of the fiscal year. During the six months ending February 29, 2008, the Company repurchased nearly 2.9 million shares of outstanding common stock at a cost of approximately $130 million. The

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use of cash for stock repurchases was partially offset by a $62.5 million cash dividend received from Zep Inc. prior to the spin-off.

Outlook

Mr. Nagel commented, “We remain positive about our performance for the remainder of fiscal 2008. As such, this year we expect to meet or exceed our long-term financial goals including operating margin expansion, earnings growth, and cash flow generation.

“Our backlog at the end of the second quarter was $163 million, down 2 percent versus the prior year; the decline was due primarily to improved cycle times, the timing of certain orders, and a reduction in late backlog. More importantly, incoming orders in March continued at a positive pace compared with the year ago period. To help offset a recent spike in various commodity prices, we recently announced a price increase ranging between 3 and 10 percent, effective early May. Also, we expect to realize benefits from our on-going initiatives to improve productivity and contain costs, including expected savings from efforts to streamline the organization announced in the first quarter of fiscal 2008. In addition, we continue to position the Company, by expanding our extensive product offerings and enhancing our service capabilities, to benefit from opportunities in the growing renovation and the lighting retrofit markets as businesses seek to reduce energy costs and improve aesthetics.

“Looking ahead to the second half of 2008 and beyond, we continue to see challenges as well as opportunities. While the United States economy is experiencing a slowdown resulting from the disruption in the housing and credit markets, it is impossible to predict the precise timing or impact on the growth rate of non-residential construction, the Company’s primary market. Several factors influence the future rate of growth of new construction in the non-residential market including: economic vitality, employment, commercial property values and rental rates, occupancy rates, the cost and availability of financing for new construction, the costs of building materials, and to a lesser degree the relative strength of the housing market. Concerns by building owners and developers regarding several of these factors, particularly current economic vitality, as well as availability of capital to fund projects, contributed to the decline in reported non-residential contract awards for February 2008, potentially a harbinger for decline in future commercial construction activity in certain sectors of the market. Although these concerns are worrisome, the Federal Reserve and the U.S. Treasury implemented a number of actions designed to boost investor and public confidence about the overall

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direction of the U.S. economy, including lowering interest rates and increasing liquidity in the financial markets. We expect these actions will have a positive influence on the longer-term trends for overall construction in North America.”

Mr. Nagel concluded, “We believe both past and future actions to provide customers with superior value propositions, create new and innovative products and services, expand into new markets, and simplify and streamline the organization will enhance the Company’s opportunity to prosper over the long-term.”

Please see the Company’s Form 10-Q filed with the Securities and Exchange Commission today for more information on fiscal 2008 results. You may access the 10-Q through the Company’s website at www.acuitybrands.com.

Conference Call

As previously announced, the Company will host a conference call to discuss second quarter results today at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company’s Web site: www.acuitybrands.com.

Acuity Brands, Inc. owns and operates Acuity Brands Lighting. With fiscal year 2007 net sales of approximately $2.0 billion, Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and related services and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting®, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, SpecLight®, MetalOptics®, Antique Street Lamps™, and Synergy Lighting Controls®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 7,000 associates and has operations throughout North America and in Europe and Asia.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates,” “may,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: (a) realization of annual cost savings of approximately $14 million as a result of the Company’s reorganization efforts; (b) optimism concerning performance for the remainder of fiscal 2008 and meeting or exceeding the Company’s long-term financial goals including operating margin expansion, earnings growth, and cash flow generation; (c) realization of benefits

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from on-going initiatives to improve productivity and contain costs including expected savings from efforts to streamline the organization announced in the first quarter of fiscal 2008; and (d) the expectation that actions taken by the Federal Reserve and the U.S. Treasury will have a positive influence on the longer-term trends for overall construction in North America. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 3, 2008. A variety of other risks and uncertainties are discussed in the Company’s filings with the SEC, including the risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2007. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share data)

	FEBRUARY 29, 2008	AUGUST 31, 2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$185,066	$213,674
Accounts receivable, less reserve for doubtful accounts of $1,613 at February 29, 2008 and $1,361 at August 31, 2007	270,770	295,544
Inventories	146,650	146,536
Deferred income taxes	21,693	14,773
Prepayments and other current assets	34,775	38,853
Current assets related to discontinued operations	—	158,182

Total Current Assets	658,954	867,562

Property, Plant, and Equipment, at cost:
Land	9,407	9,286
Buildings and leasehold improvements	125,630	121,327
Machinery and equipment	324,961	314,030

Total Property, Plant, and Equipment	459,998	444,643
Less—Accumulated depreciation and amortization	296,621	282,632

Property, Plant, and Equipment, net	163,377	162,011

Other Assets:
Goodwill	354,109	352,945
Intangible assets	117,196	118,774
Deferred income taxes	3,783	1,731
Defined benefit plan intangible assets	2,587	2,587
Other long-term assets	13,768	22,274
Long-term assets related to discontinued operations	—	89,983

Total Other Assets	491,443	588,294

Total Assets	$1,313,774	$1,617,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$159,962	$—
Accounts payable	179,223	210,402
Accrued compensation	49,335	64,147
Accrued pension liabilities, current	1,268	1,268
Other accrued liabilities	94,503	109,944
Current liabilities related to discontinued operations	—	84,635

Total Current Liabilities	484,291	470,396
Long-Term Debt	203,945	363,877

Accrued Pension Liabilities, less current portion	21,667	22,043

Deferred Income Taxes	25,256	17,437

Self-Insurance Reserves, less current portion	9,738	8,657

Other Long-Term Liabilities	42,162	44,167

Long-Term Liabilities related to discontinued operations	—	19,324

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 49,591,452 issued and 40,708,152 outstanding at February 29, 2008; and 49,323,225 issued and 43,314,625 outstanding at August 31, 2007	496	493
Paid-in capital	619,723	611,701
Retained earnings	293,863	313,850
Accumulated other comprehensive loss	(16,251)	(9,513)
Treasury stock, at cost, 8,883,300 shares at February 29, 2008 and 6,008,600 at August 31, 2007	(371,116)	(244,565)

Total Stockholders’ Equity	526,715	671,966

Total Liabilities and Stockholders’ Equity	$1,313,774	$1,617,867

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ACUITY BRANDS, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per-share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	FEBRUARY 29, 2008	FEBRUARY 28, 2007	FEBRUARY 29, 2008	FEBRUARY 28, 2007
Net Sales	$482,584	$444,334	$991,449	$921,951
Cost of Products Sold	290,548	279,273	596,224	576,440

Gross Profit	192,036	165,061	395,225	345,511
Selling, Distribution, and Administrative Expenses	131,307	125,375	264,952	252,313
Special Charge	—	—	14,638	—

Operating Profit	60,729	39,686	115,635	93,198

Other Expense (Income):
Interest expense, net	7,107	7,783	14,101	15,850
Miscellaneous expense (income), net	192	(59)	(116)	198

Total Other Expense	7,299	7,724	13,985	16,048

Income from Continuing Operations before Provision for Income Taxes	53,430	31,962	101,650	77,150
Provision for Income Taxes	19,286	9,959	36,581	25,644

Income from Continuing Operations	34,144	22,003	65,069	51,506
Income from Discontinued Operations	—	2,355	147	6,419

Net Income	$34,144	$24,358	$65,216	$57,925

Earnings Per Share:
Basic Earnings per Share from Continuing Operations	$0.84	$0.52	$1.58	$1.22
Basic Earnings per Share from Discontinued Operations	—	0.05	0.00	0.15

Basic Earnings per Share	$0.84	$0.57	$1.58	$1.37

Basic Weighted Average Number of Shares Outstanding	40,446	42,544	41,164	42,308

Diluted Earnings per Share from Continuing Operations	$0.82	$0.50	$1.54	$1.18
Diluted Earnings per Share from Discontinued Operations	—	0.05	0.00	0.15

Diluted Earnings per Share	$0.82	$0.55	$1.55	$1.32

Diluted Weighted Average Number of Shares Outstanding	41,475	43,911	42,124	43,771

Dividends Declared per Share	$0.13	$0.15	$0.28	$0.30

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ACUITY BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	SIX MONTHS ENDED
	FEBRUARY 29, 2008	FEBRUARY 28, 2007
Cash Provided by (Used for) Operating Activities:
Net income	$65,216	$57,925
Less: Income from Discontinued Operations	147	6,419

Income from Continuing Operations	65,069	51,506
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	16,592	15,708
Excess tax benefits from share-based payments	(4,194)	(12,271)
(Gain)/Loss on the sale or disposal of property, plant, and equipment	(16)	2
Deferred income taxes	(1,153)	3,474
Other non-cash items	512	2,731
Change in assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	24,774	38,335
Inventories	(114)	3,802
Prepayments and other current assets	4,078	(9,945)
Accounts payable	(31,179)	(23,590)
Other current liabilities	(27,710)	(10,256)
Other	8,912	5,393

Net Cash Provided by Operating Activities	55,571	64,889

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(14,612)	(13,956)
Proceeds from sale of property, plant, and equipment	95	11

Net Cash Used for Investing Activities	(14,517)	(13,945)

Cash Provided by (Used for) Financing Activities:
Repayments of long-term debt	(4)	—
Employee stock purchase plan issuances	316	413
Stock options exercised	2,654	20,435
Repurchases of common stock	(130,686)	(29,958)
Excess tax benefits from share-based payments	4,194	12,271
Dividend received from Zep Inc.	62,500	—
Dividends paid	(11,786)	(13,014)

Net Cash Used for Financing Activities	(72,812)	(9,853)

Cash flows from Discontinued Operations:
Net Cash Provided by Operating Activities	799	1,909
Net Cash Used for Investing Activities	(410)	(1,999)
Net Cash Provided by (Used for) Financing Activities	970	(273)

Net Cash Provided by (Used for) Discontinued Operations	1,359	(363)

Effect of Exchange Rate Changes on Cash	1,791	(397)

Net Change in Cash and Cash Equivalents	(28,608)	40,331
Cash and Cash Equivalents at Beginning of Period	213,674	80,520

Cash and Cash Equivalents at End of Period	$185,066	$120,851

Supplemental Cash Flow Information:
Income taxes paid during the period	$52,566	$28,785
Interest paid during the period	$17,749	$17,716